UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  October 16, 2015

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 16, 2015, David A. Chaput, the Chief Financial Officer of General Moly, Inc. (the “Company”), retired from employment with the Company.  In connection with his retirement, Mr. Chaput will enter into a separation and release agreement with the Company on terms to be determined.

Effective October 16, 2015, Lee M. Shumway, the Company’s Controller and Treasurer, has been appointed as the Company’s Chief Financial Officer.  Mr. Shumway, 53, became the Company’s Controller in May 2009 and was appointed as the Company’s Controller and Treasurer in June 2009.  Prior to serving as Controller and Treasurer, Mr. Shumway served as the Company’s Director of Business Process/Information Technology starting in November 2007.  From 2002 to November 2007, Mr. Shumway served as Director of Supply Chain — Nevada Operations for Newmont Mining Corporation following assignments as Controller — Nevada Operations and Business Process Manager from 1997 to 2002.  Prior to joining Newmont in 1997, Mr. Shumway had 10 years of experience with Santa Fe Pacific Gold and Price Waterhouse.

In addition, R. Scott Roswell, the Company’s Vice President of Human Resources, Corporate Counsel, will assume the title of Chief Legal Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: October 21, 2015	By:	/s/ Lee M. Shumway
Lee M. Shumway
Chief Financial Officer